Microsoft                                                                Word
11.0.8134;_AdHocReviewCycleID184856341_NewReviewCycle_EmailSubjectN-Sar  Exhibit
-     MFS     Series      Trust     XII     -     MFS     Sector      Rotational
Fund_AuthorEmailLTurmail@MFS.com_AuthorEmailDisplayNameTurmail,Linda
A._ReviewingToolsShownOncehttp://schemas.microsoft.com/office/word/2003/
wordml013f

                                SUB ITEM 77Q1(a)

         Appendix A, dated July 24, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised June 23, 2004, and the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, are contained in Post-Effective Amendment No 28 to the Registration Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24, 2007, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.